Exhibit 32.2 — Certification of Chief Financial Officer — Sarbanes-Oxley Section 906
Pursuant to 18 U. S. C. section 1350, the undersigned officer of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2006

	By:	/s/ Kenneth W. Jones Kenneth W. Jones Senior Vice President and Chief Financial Officer
The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.